Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Wireless Services Note-Backed Series 2002-7
*CUSIP:    21988G452   Class   A-1
           21988GBR6   Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of   March 1, 2006.....                                         $0.00
        Scheduled Income received on securities.....               $1,312,500.00
        Unscheduled Income received on securities.....                     $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$1,200,000.00
        Distribution to Class A-2 Holders.....                      -$112,500.00
        Distribution to Depositor.....                                    -$0.00
        Distribution to Trustee.....                                      -$0.00
Balance as of   September 1, 2006.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   March 1, 2006.....                                         $0.00
        Scheduled Principal received on securities.....                    $0.00

LESS:
        Distribution to Holders.....                                      -$0.00
Balance as of   September 1, 2006.....                                     $0.00


            UNDERLYING SECURITIES HELD AS OF     September 1, 2006

           Principal
             Amount                  Title of Security
           ----------                -----------------
           $30,000,000     AT&T Wireless Services, Inc. 8.75% Senior Notes due
                           March 1, 2031
                           *CUSIP:    00209AAF3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.